Exhibit 35
EVOLUTION OF A
SUPER-REGIONAL FRANCHISE

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                     [MAP OF THE WESTERN UNITED STATES]

                                            1987(a)

                  Assets                                                $5.7B
                  Loans                                                  3.0B
                  Deposits                                               3.5B
                  Equity                                               316.9mm
                  Stock Price                                            6.28
                  Market Capitalization                                211.9mm


                     [MAP OF THE WESTERN UNITED STATES]

                                              1997: Q1

                  Assets                                               $46.1B
                  Loans                                                 32.2B
                  Deposits                                              24.3B
                  Equity                                                 2.4B
                  Stock Price                                           48.31
                  Market Capitalization                                  5.7B

(a) As of and for the latest twelve months ended
12/31/87.
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